Samson Belair/Deloitte & Touche, S.E.N.C.
Assurance and Advisory Services
1 Place Ville-Marie
Suite 3000
Montreal QC H3B 4T9
Canada

Tel:  (514) 393-7115
Fax:  (514) 390-4113
www.deloitte.ca





INDEPENDENT AUDITORS'CONSENT



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 7, 2000 (except for Notes 7 a), 15 a) to f) and 17, which are dated June 27, 2001) included in CGI Group Inc.'s joint proxy statement/prospectus on Form F-4/A dated
June 27, 2001.



"Samson Belair/Deloitte & Touche"
Chartered Accountants



Montreal, Quebec
July 27, 2001